T. ROWE PRICE MEDIA & TELECOMMUNICATIONS FUND, INC.

                        POWER OF ATTORNEY


    RESOLVED, that the Corporation and each of its directors do hereby constitute and authorize, James S. Riepe, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation, and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his behalf as such director or officer to any amendment or supplement (including Post-Effective Amendments) to the R egistration Statement on Form N-1A of the Corporation filed with the Securities and Exchange
Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Corporation under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.

    IN WITNESS WHEREOF, the Corporation has caused these presents to be signed by its Chairman of the Board and the same attested by its Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.

                             T. ROWE PRICE MEDIA &
                             TELECOMMUNICATIONS FUND, INC.

                                 /s/ James S. Riepe
                             By: ________________________________________
                                 James S. Riepe, Chairman of the Board

July 23, 1997

Attest:

/s/Lenora V. Hornung
________________________________
Lenora V. Hornung, Secretary

/s/James S. Riepe
_________________________     Chairman of the Board    July 23, 1997
James S. Riepe               (Principal Executive Officer)

/s/Carmen F. Deyeus
________________________       Treasurer                July 23, 1997
Carmen F. Deyesu             (Principal Financial Officer)

/s/Donald W. Dick, Jr.
__________________________      Director                 July 23, 1997
Donald W. Dick, Jr.

/s/David K. Fagin
________________________________   Director                 July 23, 1997
David K. Fagin

/s/Hanne M. Merriman
________________________________   Director                 July 23, 1997
Hanne M. Merriman

/s/M. David Testa
________________________________   Director                 July 23, 1997
M. David Testa

/s/Hubert D. Vos
________________________________   Director                 July 23, 1997
Hubert D. Vos

/s/Paul M. Wythes
________________________________   Director                 July 23, 1997
Paul M. Wythes